UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11147 Aurora Avenue Aurora Business Park, Building 3 Urbandale, Iowa	50322
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.11 ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2017, Spotlight Innovation Inc. (the “Company”) entered into a subscription agreement for the issuance of a convertible note for $400,000 (the “Note”). With respect to the sale of the Note the Company received gross proceeds in the amount of $400,000. The Note is convertible at a price per share equal to $.35. The Note has a term of 24 months. In the event that the Note has not been converted at the maturity date, the Note will automatically convert into shares of the Company’s Common Stock at a price per share equal to $0.35. Interest on the Note accrues at 7.5% per annum, computed on a 365-day basis. Interest payments will be made by the Company in shares of the Company’s Common Stock upon conversion of the Note. The holder of the Note has converted the Note into 1,143,091shares of the Company’s common stock and as a result the Note is no longer outstanding.

In connection with the issuance of the Note the holder was issued a warrant to purchase 120,000 shares of the Company’s common stock at an exercise price equal to 110% of the closing bid price of the Company’s common stock on the six month anniversary of the date of the issuance of the Warrant, subject to adjustment as provided in the Warrant. The Warrant expires on May 31, 2020.

In connection with the issuance of the Note, the holder and Caretta Therapeutics, LLC (“Caretta”), a subsidiary of the Company, entered into a Royalty Agreement (the “Royalty Agreement”). Pursuant to the Royalty Agreement, Caretta will pay the holders who purchase Notes in the offering, an aggregate of five percent (5%) of Caretta’s annual net revenues, if any. The royalty payment shall terminate on the earlier to occur of (i) the payment of the Maximum Amount (two times the original principal amount of Note), or (ii) payment of a royalty, if any, to the subscribers for the year ended December 31, 2020.

The Note, and Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Convertible Note

10.3	Form of Warrant

10.4	Form of Royalty Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: June 6, 2017	By:	/s/ John William Pim
John William Pim
Chief Financial Officer

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